Exhibit 99.1

J.P. Morgan Real Estate Income Trust, Inc.

277 Park Avenue, 9th Floor

New York, NY 10172

May 30, 2023

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of J.P. Morgan Real Estate Income Trust, Inc. to be held on August 11, 2023 at 9:30 a.m., Eastern Time. The Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via a live audio webcast by visiting www.proxydocs.com/JPMREIT.

The Notice of the Annual Meeting of Stockholders and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. At the meeting, you will be asked to:

(1)

elect the five members of the board of directors named in the enclosed proxy statement to serve as directors until the 2024 annual meeting of stockholders and until their successors are duly elected and qualify; and

(2)	ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Our board of directors unanimously recommends that you vote for each of the proposals to be considered and voted on at the Annual Meeting.

Your vote is important to us. Whether or not you plan to attend the virtual Annual Meeting, I urge you to authorize a proxy to vote your shares as soon as possible. You may authorize a proxy to vote your shares on the Internet or by telephone, or, if you received the proxy materials by mail, you may also authorize a proxy to vote your shares by mail. Your vote will ensure your representation at the Annual Meeting regardless of whether you attend via webcast on August 11, 2023.

Sincerely yours,

/s/ Michael P. Kelly

Michael P. Kelly
Chief Executive Officer and Chairperson of the Board

J.P. MORGAN REAL ESTATE INCOME TRUST, INC.

277 Park Avenue, 9th Floor

New York, NY 10172

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on August 11, 2023

To the Stockholders of J.P. Morgan Real Estate Income Trust, Inc.:

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of J.P. Morgan Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), will be held on August 11, 2023 at 9:30 a.m., Eastern Time (the “Annual Meeting”). The Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via a live audio webcast by visiting www.proxydocs.com/JPMREIT. The Annual Meeting is held for the following purposes:

1.

To elect the five members of the board of directors named in the enclosed proxy statement to serve as directors of the Company until the 2024 annual meeting of stockholders and until their successors are duly elected and qualify;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and

3.	To transact such other business that may properly come before the Annual Meeting, and any adjournments or postponements thereof.

The board of directors has fixed the close of business on May 22, 2023, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Important notice regarding the availability of proxy materials for the Annual Meeting. The Company’s proxy statement, the proxy card and the Company’s annual report to stockholders for the year ended December 31, 2022, are available at www.proxydocs.com/JPMREIT.

Stockholders are requested to promptly authorize a proxy over the Internet or by telephone, or execute and return the accompanying proxy card, which is being solicited by the board of directors of the Company. You may authorize a proxy over the Internet or by telephone by following the instructions in the proxy card. You may execute the proxy card using the methods described in the proxy card. Authorizing a proxy is important to ensure a quorum at the Annual Meeting. Proxies may be revoked at any time before they are exercised by submitting a written notice of revocation or a subsequently executed proxy, or by attending the virtual Annual Meeting and voting virtually in person.

By Order of the Board of Directors,

/s/ Christian P. Porwoll

Christian P. Porwoll
Secretary

May 30, 2023

The words “we,” “our,” “us” and “our company” each refers to J.P. Morgan Real Estate Income Trust, Inc. The term “Adviser” or “JPMIM” refers to J.P. Morgan Investment Management Inc. References to (i) “J.P. Morgan” refer to, collectively, JPMIM, JPMorgan Chase & Co., and their respective affiliates and subsidiaries and, where applicable, any successor thereto; (ii) “JPMAM” refers to J.P. Morgan Asset Management Holdings Inc., its subsidiaries and affiliates and any successor thereto comprising the investment management businesses of J.P. Morgan, and their respective affiliates and subsidiaries and, where applicable, any successor thereto.

i

J.P. MORGAN REAL ESTATE INCOME TRUST, INC.

277 Park Avenue, 9th Floor

New York, NY 10172

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on August 11, 2023

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of J.P. Morgan Real Estate Income Trust, Inc., a Maryland corporation, for use at our Annual Meeting of Stockholders to be held on August 11, 2023 at 9:30 a.m., Eastern Time, and any adjournments or postponements thereof (the “Annual Meeting”). The Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via a live audio webcast by visiting www.proxydocs.com/JPMREIT. This proxy statement and the accompanying materials are being distributed on or about May 30, 2023, to stockholders of record described below and are available at www.jpmreit.com/stockholders.

Where and when will the Annual Meeting be held?

The Annual Meeting will be held on August 11, 2023 at 9:30 a.m., Eastern Time. This year’s Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via a live audio webcast by visiting www.proxydocs.com/JPMREIT. Log on to the webcast with your control number (the control number found in the shaded box of your proxy card).

What is this document and why have I received it?

This Proxy Statement and the enclosed proxy card are being furnished to you, as a holder of our common stock, par value $0.01 per share, because the Board is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement contains information that stockholders should consider before voting on the proposals to be presented at the meeting. References in this Proxy Statement to “stockholders” refers to holders of our common stock only.

What am I voting on?

There are two proposals scheduled to be considered and voted on at the Annual Meeting:

•	Proposal 1: Election of five director nominees listed herein; and

•	Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP, as our independent registered public accounting firm for the year ending December 31, 2023.

Dissenters’ rights are not applicable to matters being voted upon.

What is the required vote for approval of each proposal?

Proposal 1: Election of five director nominees listed herein. The affirmative vote of a majority of the shares entitled to vote that are present virtually in person or by proxy at the Annual Meeting is required for the election of each nominee for director. Withheld votes and broker “non-votes”, if any, will have the effect of a vote against the nominees. If an incumbent nominee for the Board fails to receive the required number of votes for re-election, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualifies.

Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm the year ending December 31, 2023. A majority of the votes cast at the Annual Meeting virtually in person or by proxy is required for the auditor ratification proposal. Abstentions, if any, will not affect the outcome of this proposal. Your shares may be voted on for this proposal if they are held in the name of a brokerage firm even if you do not provide the brokerage firm with voting instructions.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares as follows:

•	FOR the election of each of the five director nominees listed herein; and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP, as our independent registered public accounting firm for the year ending December 31, 2023.

Who can vote?

Holders of record of our shares of our common stock as of the close of business on May 22, 2023 (the “Record Date”) will be entitled to vote at the virtual Annual Meeting. As of the Record Date, there were 7,237,617 shares of our common stock outstanding. You are entitled to one vote for each share you held as of the Record Date.

How do I vote if I am a registered stockholder?

If you are a registered stockholder, you may authorize a proxy to vote your shares in any of the following ways described below, or in person by attending the virtual Annual Meeting:

•	via the Internet by going to www.proxypush.com/JPMREIT and following the on-screen directions. Please have your proxy card in hand when accessing the website, and follow the instructions listed;

•

by touch-tone by calling the number listed on the proxy card, 1-866-451-2390, and following the recorded instructions. You will need the control number included on your proxy card in order to record your voting instructions by telephone; or

•	by mail by marking, signing, dating and returning the enclosed proxy card.

If you authorize a proxy by telephone or internet, you do not need to mail your proxy card. See the attached proxy card for more instructions on how to vote your shares.

All proxies that are properly executed and received by our Secretary prior to the Annual Meeting, and are not revoked, will be voted at the Annual Meeting. Even if you plan to virtually attend the Annual Meeting, we urge you to return your proxy card or submit a proxy by telephone or via the Internet to assure the representation of your shares at the Annual Meeting.

How do I vote if I hold my shares in “street name”?

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the virtual Annual Meeting. To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your holdings along with your name and email address to Mediant Communications. You must contact the bank or broker who holds your shares to obtain your legal proxy. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, three (3) business days prior to the date of the Annual Meeting. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us by emailing an image of your legal proxy to DSMSupport@mediant.com.

How can I authorize a proxy to vote over the Internet or by telephone?

To authorize a proxy to vote electronically via the Internet, go to www.proxydocs.com/JPMREIT and follow the instructions. Please have your proxy card in hand when accessing the website.

If you have access to a touch-tone telephone, you may authorize your proxy by dialing 1-866-451-2390 and following the recorded instructions. You will need the control number included in your proxy card in order to record your voting instructions by telephone.

You can authorize a proxy to vote via the Internet or by telephone at any time prior to the Annual Meeting.

What if I return my proxy but do not mark it to show how I am voting?

If you submit a signed proxy without indicating your vote on any matter, the designated proxies will affirmatively vote to elect all five director nominees as directors and to approve the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023.

What if other matters come up at the Annual Meeting?

At the date this Proxy Statement went to print, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented for consideration at the Annual Meeting or any adjournment or postponement thereof and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Can I change my vote or revoke my proxy after I authorize my proxy?

Yes. You can change your vote by taking any of the following actions:

•	executing or authorizing, dating and delivering to us a new proxy with a later date that is received prior to 11:59 p.m., Eastern Time, on August 10, 2023;

•	authorizing a proxy again via the Internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on August 10, 2023;

•	sending a written statement revoking your proxy card to our Secretary, provided such statement is received no later than August 10, 2023; or

•	virtually attending the Annual Meeting, revoking your proxy and voting your shares.

Your virtual attendance at the Annual Meeting will not, by itself, revoke a proxy previously authorized by you. We will honor the proxy card or authorization with the latest date.

Proxy revocation notices should be sent to: J.P. Morgan Real Estate Income Trust, Inc., 277 Park Avenue, 9th Floor, New York, New York 10172, Attention: Secretary. New paper proxy cards should be sent to: J.P. Morgan Real Estate Income Trust, Inc., c/o Proxy Tabulator, Mediant PO Box 8016, Cary, North Carolina 27512.

How do I attend the Annual Meeting?

The Annual Meeting will be a virtual meeting of stockholders, which allows stockholders the ability to more easily attend the Annual Meeting without incurring travel costs or other inconveniences. If you are a stockholder of record, you will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via a live audio webcast by visiting www.proxydocs.com/JPMREIT, which provides our stockholders rights and opportunities to vote and ask questions equivalent to in-person meetings of stockholders. Log on to the webcast with your control number (the control number found in the shaded box of your proxy card). The Annual Meeting will convene at 9:30 a.m., Eastern Time, on August 11, 2023.

Can I vote my shares in person at the virtual Annual Meeting?

If you are a stockholder of record as of the close of business on the Record Date and prefer to vote your shares at the virtual Annual Meeting, you may do so. Even if you plan to attend the virtual Annual Meeting, we encourage you to authorize a proxy to vote your shares in advance by internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

What constitutes a quorum?

We will convene the Annual Meeting if stockholders representing the required quorum of shares of our common stock entitled to vote either sign and return their paper proxy cards, authorize a proxy to vote electronically or telephonically or attend the virtual Annual Meeting. The presence, either virtually in person or by proxy, at the Annual Meeting of at least 50% of all the votes entitled to be cast on any matter will constitute a quorum. If a quorum is not present at the Annual Meeting, the Chairperson of the Annual Meeting may adjourn the Annual Meeting to a date not more than 120 days from the original Record Date for the Annual Meeting without notice other than an announcement at the Annual Meeting. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. Abstentions will also be considered present for the purpose of determining whether we have a quorum.

Who will count the votes?

Votes cast by proxy or virtually in person at the virtual Annual Meeting will be tabulated by an appointed inspector of election.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and then disclose the final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days after the date of the Annual Meeting.

How can I get additional copies of this Proxy Statement relating to this solicitation?

You may obtain additional copies of this Proxy Statement by writing to J.P. Morgan Real Estate Income Trust, Inc., 277 Park Avenue, 9th Floor, New York, New York 10172, Attention: Secretary.

Where can I get more information about J.P. Morgan Real Estate Income Trust, Inc.?

In connection with this solicitation, we have provided you with our Annual Report that contains our audited financial statements. We also file reports and other documents with the SEC. You can view these documents at the SEC’s website, www.sec.gov. You can also find more information on our website at www.jpmreit.com.

How is this solicitation being made?

This solicitation is being made primarily by the mailing of these proxy materials. Supplemental solicitations may be made by mail or telephone by our officers and representatives, who will receive no extra compensation for their services. The expenses in connection with this solicitation, including preparing and mailing these proxy materials, will be borne by us. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock. We have hired Mediant Communications to assist us in the distribution of our proxy materials and for the solicitation of proxy votes. We will pay Mediant Communications customary fees and expenses for these services of approximately $9,000, excluding out of pocket expenses.

Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Will my vote make a difference?

Yes. Your vote is needed to ensure that the proposals can be acted upon. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes. We encourage you to participate in the governance of our company.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, our stockholders are being asked to consider the election of five of our directors. Our directors are elected annually for a term of one year, and serve until the next annual meeting of stockholders and until their successors are duly elected and qualify. Our Board is currently comprised of five directors.

Each director named below has been nominated for election by the Board to serve a one-year term until the 2024 annual meeting of stockholders and until their successor is duly elected and qualifies. Each director has agreed to serve as a director if elected and has consented to being named as a nominee. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between such person and us.

A stockholder can vote for, or withhold his or her vote from, any or all of the director nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to affirmatively vote such proxy for the election of each of the director nominees named below. If any of the director nominees should decline or be unable to serve as a director, the persons named as proxies will vote for such other nominee as may be proposed by the Board. Our Board has no reason to believe that any of the persons named will be unable or unwilling to serve.

Information about Director Nominees

The following table and biographical descriptions set forth certain information regarding the director nominees, including a description of the experience, characteristics, attributes and skills of each director nominee that led the Board to conclude that each such person should serve as a director.

Name	Age	Position
Michael P. Kelly	57	Chairperson of the Board and Chief Executive Officer
Randy A. Daniels	71	Independent Director
Justin M. Murphy	56	Independent Director
Yvonne D. Nelson	64	Independent Director
William L. Ramseyer	81	Lead Independent Director

Michael P. Kelly has served as our Chairperson of our Board and Chief Executive Officer since November 2021. Mr. Kelly has been a Managing Director of J.P. Morgan Investment Management Inc. (“JPMIM”) and J.P. Morgan Asset Management’s (“JPMAM”) Head of Real Estate Americas since July 2019, where he leads the 180-person group that manages more than $60 billion of assets across a range of core, mid-risk and opportunistic strategies on behalf of institutional, sovereign and high net worth investors. Mr. Kelly currently chairs the Real Estate Americas Management Committee as well as the U.S. Real Estate Oversight Committee. From July 2013 until July 2019, Mr. Kelly was Head of Portfolio Management, Real Estate Americas, and was responsible for oversight of the portfolio managers for U.S. real estate funds and separate accounts, and from October 2009 until July 2013, Mr. Kelly was Head of Debt Capital Markets. Before joining J.P. Morgan in 2009, he was a Director and Head of Real Estate Conduit and Workouts for Citigroup Global Markets from May 2007 to October 2009. From May 2006 to May 2007, Mr. Kelly was a Vice President and Originator in the Large Loan CMBS Group of Goldman Sachs Commercial Mortgage Capital. From September 1991 to March 2006, Mr. Kelly held several roles at New York Life Investment Management, where, at the time of his departure, he was a Managing Director and Co-Head of Commercial Mortgage Origination. Mr. Kelly holds a B.S. in Business Management from Springfield College and an M.S. in Real Estate from New York University.

Mr. Kelly is a valuable member of our Board because of his extensive real estate and investment experience and his tenure with JPMAM.

On April 17, 2023, Mr. Kelly notified us of his decision to retire in early 2024 from JPMAM. As a result of his retirement, we expect that Mr. Kelly will resign from his positions as the Chief Executive Officer, Chairperson of our Board and member of our Board upon the appointment of one or more successors by our Board. Until such time his successors are identified and duly appointed, Mr. Kelly will continue in his current roles, ensuring a smooth transition.

Randy A. Daniels has served as an independent director since June 2022. Since April 2006, Mr. Daniels has served as the President of RAD Development Associates LLC, a privately held real estate advisory firm, which assists major Chinese institutional investors identify viable real estate investment partners and projects in the United States. From January 2015 to December 2019, Mr. Daniels was a Managing Director at Pickwick Capital Partners, where he specialized in the private placement of foreign investment in real estate development projects in the United States. From April 2007 to December 2014, Mr. Daniels served as Vice Chairman, Director, and a member of the Real Estate Investment Group at Guilford Securities, a FINRA-registered broker-dealer and Securities Investor Protection Corporation, where he specialized in the private placement of foreign investment in real estate development projects in the United States. Since April 2019, Mr. Daniels served as a director and as a member of the audit committee of ARA US Hospitality Trust, a publicly traded entity on the Singapore Exchange. He has served as Chairman of the board of directors of BWC Terminals, Inc., a privately held bulk liquid storage company, since August 2018, and Mr. Daniels has served on the board of managers of a U.S. real estate core-plus investments fund since April 2012. From 2007 to 2018, Mr. Daniels served on the board of managers of a real-asset investment fund focused on core and core-plus infrastructure assets globally. From 2001 to 2005, Mr. Daniels served as the Secretary of State for the State of New York. Mr. Daniels holds a B.S. in Economics, Political Science and Broadcast Journalism from Southern Illinois University, Carbondale.

Mr. Daniels is a valuable member of our Board because of his significant experience in the real estate industry and his knowledge and experience in internal and external risk oversight.

Justin M. Murphy has served as an independent director since June 2022. Mr. Murphy has served as an independent counsel member for Prologis Targeted U.S. Logistics Fund, L.P., an industrial real estate investments fund focused on core investments in the United States since January 2013. From September 1999 to June 2012, Mr. Murphy was a Managing Director of JPMIM, where he served as a portfolio manager of an open-end, value-added real estate fund managed by a J.P. Morgan affiliate from 2007 to 2012 and on Real Estate Americas’ Real Estate Acquisitions and Dispositions team from 1993 to 2006. Prior to working at JPMAM, Mr. Murphy was a commercial real estate appraiser from July 1992 to September 1993. Mr. Murphy holds a B.S. in Real Estate and Urban Economic Studies from the University of Connecticut.

Mr. Murphy is a valuable member of our Board because of his extensive experience with real estate investments.

Yvonne D. Nelson has served as an independent director since June 2022. Ms. Nelson served in various roles at the New York City Comptroller, Bureau of Asset Management from February 2005 to her retirement in August 2021. From 2008 to 2021, she served as Head of Real Estate and investment advisor to five New York City pension systems with a joint allocation of nearly $20 billion to separate core and non-core real estate investment programs. From 2005 to 2008, Ms. Nelson was a senior real estate investment officer where her primary responsibility was the underwriting of new investment opportunities as well as the preservation of capital for existing investments. Before joining the Bureau of Asset Management, Ms. Nelson was Vice President of The Community Development Trust, a private REIT that provides debt and equity capital to create and preserve affordable rental housing throughout the United States, from September 2002 to January 2005. Since 2017, Ms. Nelson has served as Secretary and a member of the Audit Committee and Grants Committee of the PREA Foundation, a nonprofit organization that fosters the inclusion of under- represented groups in commercial real estate. Ms. Nelson also served on the board of PREA from 2010 to 2016, including as Chair from 2014 to 2015. She was also a member of PREA Institutional Investor Council from 2017 to 2021. Since 2022, Ms. Nelson has served as an Independent Advisory Board member for a private industrial real estate fund and as an Independent Trustee of a private real estate debt fund. Ms. Nelson holds a B.A. in Urban Design from New York University and an M.B.A. in Finance from Rutgers University.

Ms. Nelson is a valuable member of our Board because of her extensive institutional real estate investment experience and her experience serving as a board member of the PREA foundation.

William L. Ramseyer has served as an independent director since June 2022 and as our lead independent director since November 2022. Following retirement in 2008, Mr. Ramseyer has served as an advisor to numerous real estate investment management organizations focusing on refinement of investment and growth strategies. Mr. Ramseyer served as a Managing Director of Cornerstone Real Estate Advisers (“Cornerstone”) from January 2001 to March 2008, where he served as a member of the Investment Committee and Co-Manager of the Business Development Group. Prior to joining Cornerstone, Mr. Ramseyer was a Managing Director at Heitman and Chairman of its real estate securities group. Mr. Ramseyer has extensive experience in the institutional real estate management business beginning as a Co-Founder of Pension Realty Advisors, an investment consulting firm which provided real estate advisory services to institutional investors including corporate pension plans, public employee retirement systems, endowments and foundations. Mr. Ramseyer is a member of the Counselors of Real Estate, where he served as Chairman in 2003. He also served as Chairman of PREA in 1990. Mr. Ramseyer holds a B.A. in Business Administration from the University of Puget Sound and completed the Advanced Management Program at the Harvard Business School.

Mr. Ramseyer is a valuable member of our Board because of his extensive experience in the real estate industry.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE

DIRECTOR NOMINEES.

Risk Oversight and Board Structure

We operate under the direction of the Board. The role of the Board is to provide general oversight of our business affairs and to exercise all of our powers except those reserved for the stockholders. The responsibilities of the Board also include, among other things, oversight of our investment activities, oversight of our financing arrangements and corporate governance activities.

Our charter and committee charters require a majority of the Board, all members of our audit committee (the “Audit Committee”), and a majority of the members of any other committee established by the Board, to be “independent directors” in accordance with the criteria in our charter, bylaws, the applicable rules of the SEC. As required by the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, our charter defines an independent director as a director who is not and has not for the last two years been, directly or indirectly, associated with J.P. Morgan or the Adviser. A director is deemed to be associated with J.P. Morgan or the Adviser if he or she owns any interest (other than an interest in us or an immaterial interest in an affiliate of ours) in, is employed by, is an officer or director of, or has any material business or professional relationship with J.P. Morgan or the Adviser or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs sponsored by J.P. Morgan or advised by the Adviser or an affiliate. Based upon its review, the Board has affirmatively determined that Ms. Nelson and each of Messrs. Daniel, Murphy and Ramseyer are “independent directors” under all applicable standards for independence, including with respect to committee service on the Audit Committee. Our Board is currently comprised of five directors, four of whom are independent directors.

In considering each director and the composition of the Board as a whole, the Board seeks a diverse group of experiences, characteristics, attributes and skills, including diversity in gender, ethnicity and race, which the Board believes enables a director to make a significant contribution to us, the Board and our stockholders. These experiences, characteristics, attributes and skills include, but are not limited to, management experience, independence, financial expertise and experience serving as directors or directors of other entities. Our Board may also consider such other experiences, characteristics, attributes and skills as it deems appropriate, given the then-current needs of ours and the Board’s.

These experiences, characteristics, attributes and skills relate directly to our management and operations. Success in each of these categories is a key factor in our overall operational success and creating stockholder value. Our Board believes that directors who possess these experiences, characteristics, attributes and skills are better able to provide oversight of our management and our long-term and strategic objectives.

Board’s Role in Risk Oversight

Through its direct oversight role, and indirectly through its committees, the Board performs a risk oversight function for us consisting of, among other things, the following activities:

(1)	at regular and special Board meetings, and on an ad hoc basis as needed, receiving and reviewing reports related to our performance and operations;

(2)	reviewing and approving, as applicable, our compliance policies and procedures, including our valuation guidelines to be used in connection with the calculation of our net asset value (“NAV”);

(3)	meeting with the portfolio management team to review investment strategies, techniques and the processes used to manage related risks; and

(4)

meeting with, or reviewing reports prepared by, the representatives of key service providers, including the Adviser, any sub-adviser, dealer manager, transfer agent and independent registered public accounting firm, to review and discuss our activities and to provide direction with respect thereto. Our Board has established and will review written policies on investments and borrowings consistent with our investment objectives and will monitor our policies and procedures to ensure that such policies and procedures are carried out.

Board Composition and Leadership Structure

Mr. Kelly, who is not an independent director, serves as both our Chief Executive Officer and Chairperson of the Board. Our Board believes that Mr. Kelly, as our Chief Executive Officer, is the director with the most knowledge of our business strategy and is best situated to serve as Chairperson of the Board. As discussed above, our bylaws and charter require that a majority of the Board consist of persons other than “interested persons.” Mr. Ramseyer serves as our lead independent director and is responsible for, among other things, presiding at executive sessions of independent directors, facilitating communications between the independent directors and the Chief Executive Officer, and calling meetings of the independent directors, as necessary. Our Board, after considering various factors, has concluded that its structure is appropriate given our current size and complexity.

Board Meetings and Attendance

Our Board met four times during the fiscal year ended December 31, 2022. We do not have a formal policy regarding director attendance at an annual meeting of stockholders, but invite and encourage all directors to attend. We did not hold an annual meeting of stockholders in 2022.

Committees of the Board

Our Board has established one standing committee of the Board, the Audit Committee. Our Board has not established a standing compensation committee because our executive officers do not receive any direct compensation from us. Our Board, as a whole, participates in the consideration of director compensation and decisions on director compensation are based on, among other things, a review of data of comparable REITs. Our Board has not established a standing nominating committee because our entire Board participates in the consideration of director nominees.

Audit Committee

Our Board has established the Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee operates pursuant to a charter and consists of four members, including a chairperson of the Audit Committee. The Audit Committee members are Mr. Daniels (Chairperson), Ms. Nelson and Messrs. Murphy and Ramseyer, who are each an independent director. Our Board has determined that Mr. Daniels is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K promulgated under the Exchange Act. The primary function of the Audit Committee is to oversee the integrity of our accounting policies, financial reporting process and system of internal controls regarding finance and accounting policies. The Audit Committee is responsible for selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (including compensation therefor), reviewing the independence of our independent accountants and reviewing the adequacy of our internal control over financial reporting. The Audit Committee met three times during the fiscal year ended December 31, 2022. Each member of the Audit Committee then serving attended the meetings held during 2022. The Audit Committee Charter is available on our website at www.jpmreit.com/stockholders.

Communications between Stockholders and the Board

Our Board welcomes communications from our stockholders. Stockholders may send communications to the Board or to any particular director to the following address: J.P. Morgan Real Estate Income Trust, Inc., 277 Park Avenue, 9th Floor, New York, NY 10172. Stockholders should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director(s).

Hedging Policy

Our Board has not adopted, and we do not have, any specific practices or policies regarding the ability of our officers, our directors, the employees of the Adviser or its affiliates, or any of their respective designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.

Executive Officers

The following table and biographical information set forth certain information regarding our executive officers. Mr. Kelly’s biographical information is provided in the section “Information about Director Nominees.” Each executive officer holds office until his or her successor is chosen and qualifies, or until earlier resignation or removal.

Name	Age	Position
Michael P. Kelly	57	Chairperson of the Board and Chief Executive Officer
Douglas A. Schwartz	52	Co-President
Dave S. Esrig	57	Co-President
Lawrence A. Goodfield, Jr.	44	Chief Financial Officer and Treasurer
Christian P. Porwoll	56	Secretary
Brian A. Nottage	50	Senior Vice President – Head of Strategy
Ann E. Cole	57	Senior Vice President – Head of Investor Relations

Douglas A. Schwartz has served as our Co-President since June 2022. Mr. Schwartz has been a Managing Director of JPMIM since April 2010 and joined J.P. Morgan in August 2004. Most recently, Mr. Schwartz served as Chief Investment Officer at JPMAM – Real Estate Americas, where he was responsible for all transactions and asset management. He is a voting member of the Real Estate Americas Investment Committee and non-voting member of the Management Committee and Risk and Oversight Committee. From June 2012 to December 2016, Mr. Schwartz was portfolio manager of an open-end, value-added real estate fund managed by a

J.P. Morgan affiliate. From June 2008 to June 2012, Mr. Schwartz was Head of West Coast Real Estate Acquisitions, where he was responsible for sourcing, underwriting and closing office, industrial, retail and multi-family transactions. Before joining J.P. Morgan in 2004, Mr. Schwartz held real estate investment roles with Lowe Enterprises, Bristol Group and Sedway & Associates. Mr. Schwartz is a former Director of Carr Properties and Edens Investment Trust. He is an ambassador for J.P. Morgan’s Women-On-The-Move Program and an active member in Urban Land Institute (“ULI”), including acting as former ULI Industrial and Office Park Development Council Chair Chair. Mr. Schwartz holds a B.A. in Mathematics from the University of Pennsylvania and an M.B.A. from the University of California, Los Angeles.

Dave S. Esrig has served as our Co-President since June 2022. Mr. Esrig has been a Managing Director of JPMIM since April 2007. Since joining J.P. Morgan in March 1997, Mr. Esrig has served as Director of Research and Data Science at JPMAM – Real Estate Americas where he leads Real Estate Americas’ effort to generate investment insights from J.P. Morgan’s proprietary data as well as designed, founded and launched J.P. Morgan Asset Management’s industry-leading suite of defined contribution direct property strategies. Mr. Esrig is a member of the Real Estate Americas’ Management Committee and a voting member of the J.P. Morgan Infrastructure Investments Group Investment Committee. Mr. Esrig holds a B.A. in Economics and History from the University of Virginia and an M.A. in Economics from the University of Pennsylvania. Mr. Esrig holds the Chartered Financial Analyst® (CFA®) designation.

Lawrence A. Goodfield, Jr. has served as our Chief Financial Officer and Treasurer since June 2022. Mr. Goodfield has been a Managing Director of JPMIM since January 2022 and is a non-voting member of the Real Estate Americas Investment Committee. Prior to joining J.P. Morgan, Mr. Goodfield served in various roles at Drive Shack Inc. (NYSE: DS) (formerly Newcastle Investment Corp. (NYSE:NCT)), a real estate-related investment and finance company (“Drive Shack”), including as Chief Accounting Officer and Treasurer (September 2016 – January 2022), Interim Chief Financial Officer (March 2020 – September 2020) and Chief Financial Officer (September 2016 – November 2018). During his time at Drive Shack, Mr. Goodfield led its financial evaluation and transition from external to internal management, as well as oversaw finance and accounting, tax, investor relations and capital markets. From September 2016 to January 2018, Mr. Goodfield was a Managing Director at Fortress Investment Group (“Fortress”). Prior to joining Fortress, Mr. Goodfield served as Senior Vice President and Controller at W.P. Carey Inc. (NYSE: WPC) from January 2016 to September 2016, where he was responsible for directing accounting, financial reporting and internal controls. Mr. Goodfield also served as a Senior Manager in the audit and advisory practices, with a specialization in real estate, at PricewaterhouseCoopers from 2001 to December 2015. Mr. Goodfield, a Certified Public Accountant, holds a B.S. in Accounting from Pennsylvania State University and the Chartered Financial Analyst® (CFA®) designation.

Christian P. Porwoll has served as our Secretary since November 2021. Mr. Porwoll has been a Managing Director of JPMIM since April 2015. Since joining J.P. Morgan in January 2008, Mr. Porwoll served as the Head of Product Development-Americas for J.P. Morgan’s Global Real Assets platform, and since May 2017, as Head of Product Development-Americas for J.P. Morgan’s GRE and Global Transportation platforms, where he is responsible for assisting in the development and administration of its real estate and transportation equity and debt strategies. He is involved in strategy analysis, structuring, client negotiation, implementation and maintenance of real asset and real asset-related investment strategies through the entire investment strategy life cycle, including investment acquisition, asset management and disposition processes. Prior to joining J.P. Morgan in January 2008, Mr. Porwoll was a corporate and investment company attorney at Stroock & Stroock & Lavan LLP. Mr. Porwoll holds a B.A. in Political Science from Columbia College at Columbia University and a J.D. from Fordham Law School at Fordham University.

Brian A. Nottage has served as our Senior Vice President – Head of Strategy since June 2022. Mr. Nottage has been a Managing Director of JPMIM since May 2013. Mr. Nottage serves as Head of Portfolio Strategy and Separate Accounts at JPMAM – Real Estate Americas, where he oversees fund strategy, positioning and analytics for the commingled funds and separately managed accounts. Mr. Nottage is responsible for the management of the separate account program and portfolio management team. He also leads the effort to expand opportunities for new and existing fund and separate account clients to co-invest alongside Real Estate Americas’ commingled funds on a deal-by-deal basis. Mr. Nottage is also the lead portfolio manager for Real Estate Americas’ opportunity zone fund series and a member of the Real Estate Americas Management Committee. Since joining J.P. Morgan in 2005, Mr. Nottage has held various roles in research, strategy and portfolio management, including Head of Research for U.S. Separate Accounts and Acting Head of Research for Europe from 2009 to 2011. Prior to joining J.P. Morgan, Mr. Nottage was Vice President and an econometrician at GMAC Commercial Mortgage, where he developed commercial mortgage risk products. Prior to working at GMAC Commercial Mortgage, he was a Director at Moody’s Economy.com, where provided U.S. macro, industry and regional economic analysis. Mr. Nottage is a member of ULI, the Pension Real Estate Association (“PREA”) and serves on the MSCI/PREA U.S. Property Fund Index Advisory Board. Mr. Nottage holds a Ph.D. in Economics from Florida State University, holds the Chartered Financial Analyst® (CFA®) designation and maintains the Series 3 and Series 7 FINRA licenses.

Ann E. Cole has served as our Senior Vice President – Head of Investor Relations since June 2022. Ms. Cole has been a Managing Director of JPMIM since May 2012. Ms. Cole also serves as Head of Real Estate Client Strategy JPMAM – Global Real Estate, where she leads a global team of investment specialists focused on advising professional clients on real estate strategies and execution across regions, risk levels, equity, debt and defined contribution. Ms. Cole is a member of the Real Estate Americas Management Committee and the U.S. Real Estate Oversight Committee. Prior to her current roles, Ms. Cole served as Co-Portfolio Manager for JPMAM’s flagship U.S. core real estate strategy. Since joining J.P. Morgan in 1989, Ms. Cole has held various positions in Real Estate Americas including Sector Head of Real Estate Americas’ office/industrial East and West regions. Ms. Cole has extensive real estate experience with the acquisition, disposition, asset management, development and disposition of institutional quality real estate. Ms. Cole maintains the Series 3, 7, 63 and 24 FINRA licenses. Ms. Cole has a B.B.A. in accounting from Pace University.

Although most of the services provided to us by the individuals who are executive officers are in their respective roles as executive officers of the Adviser, they have certain responsibilities as executive officers of our company arising from Maryland law, our charter and our bylaws. These responsibilities include executing contracts and other instruments in our name and on our behalf and such other duties as may be prescribed by the Board from time to time.

Our executive officers act as our agents, execute contracts and other instruments in our name and on our behalf, and in general perform all duties incident to their offices and such other duties as may be prescribed by the Board from time to time. Our officers devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us.

Non-Executive Officer

Michael R. Gordon has served as our Vice President—Head of Data Science and Operations since June 2022. Mr. Gordon is also a senior member of the U.S. Real Estate Research and Data Science team at JPMAM – Real Estate Americas. He creates interactive analytical tools and models based on JPMIM’s proprietary set of big data for real estate investment decision-making purposes. He previously designed and ran portfolio management models for Real Estate Americas’ series of daily-valued direct property strategies. Mr. Gordon is also a voting member of the Real Estate Americas Investment Committee. Before joining J.P. Morgan in April 2011, Mr. Gordon worked at Morgan Stanley. He holds a B.S. in Finance and Accounting from Lehigh University and the Charted Financial Analyst® (CFA®) designation.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees (if any), and to all of the officers and employees of the Adviser, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics, as it relates to those also covered by J.P. Morgan’s code of conduct, operates in conjunction with, and in addition to, J.P. Morgan’s code of conduct. Our Code of Business Conduct and Ethics is designed to comply with SEC regulations relating to codes of conduct and ethics. Our Code of Business Ethics is designed to comply with SEC regulations relating to codes of conduct and ethics and is available on our website at www.jpmreit.com/stockholders.

Any waiver of the Code of Business Conduct and Ethics may be made only by the Board or the Audit Committee and will be promptly disclosed as required by law. Any modifications to the Code of Business Conduct and Ethics will be reflected on our website.

Corporate Governance Guidelines

We have also adopted Corporate Governance Guidelines to advance the functioning of our Board and its committees and to set forth our Board’s expectations as to how our directors should perform their respective functions. Our Corporate Governance Guidelines are available on our website at www.jpmreit.com/stockholders.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation of Independent Directors

We compensate each of our independent directors with an annual retainer of $75,000, consisting of $50,000 paid in equal quarterly installments in cash or Class E shares based on the most recent prior month’s NAV, or a combination thereof, at the election of the director, and $25,000 in the form of an annual grant of restricted stock. The restricted stock will vest one year from the date of grant and will be based on the per share price of our common stock offered in this initial primary offering. In addition, the chairperson of our audit committee receives an additional annual cash retainer of $10,000. We do not intend to pay our directors additional fees for attending board meetings, but we reimburse each of our directors for reasonable out-of-pocket expenses incurred in attending board and committee meetings (including, but not limited to, airfare, hotel and food). Our directors who are affiliated with the Adviser or J.P. Morgan do not receive additional compensation for serving on the Board or committees thereof.

Our Board has adopted a stock ownership policy for our independent directors in order to align our independent directors’ financial interests with those of our stockholders by requiring such directors to own a minimum level of our stock. Each of our independent directors is required to own shares in an amount equal to 2.5 times his or her annual cash retainer within five years of becoming subject to the policy.

The following table sets forth the compensation paid by us to our independent directors for the fiscal year ended December 31, 2022 ($ in thousands):

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Randy A. Daniels	$16	$36	$52
Justin M. Murphy	$22	$25	$47
Yvonne D. Nelson	$11	$36	$47
William L. Ramseyer	$22	$25	$47

(1)

Includes the total value in restricted and unrestricted stock awarded to each of the independent directors during 2022. The grants of Class E restricted shares were made on July 22, 2022 and vest one year from the date of issuance. The restricted stock grants were valued based on a NAV per share of $10.00, the then current NAV per share of our Class E shares.

Executive Compensation

We are externally managed and currently have no employees. Our executive officers serve as officers of the Adviser and are employees of the Adviser or one or more of its affiliates. Our Advisory Agreement provides that the Adviser is responsible for managing our investment activities, and as such our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers but, instead, receive compensation from the Adviser. In addition, we do not reimburse the Adviser for compensation it pays to our executive officers. The Advisory Agreement does not require our executive officers to dedicate a specific amount of time to fulfilling the Adviser’s obligations to us under the Advisory Agreement. Accordingly, the Adviser has informed us that it cannot identify the portion of the compensation it awards to our executive officers that relates solely to such executives’ services to us, as the Adviser does not compensate its employees specifically for such services. Furthermore, we do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers, our executive officers have not received any nonqualified deferred compensation and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of us.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information regarding securities authorized for issuance under our independent director restricted share plan as of December 31, 2022:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	$—	490,000
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	—	—	490,000

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 30, 2023, information regarding the number and percentage of shares owned by each director, our chief executive officer, each executive officer, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of outstanding shares of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes securities that a person has the right to acquire within 60 days. The address for each of the directors and named executive officers named below is in care of our principal executive offices at 277 Park Avenue, 9th Floor, New York, New York 10172.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of All Shares
Directors and Named Executive Officers
Michael P. Kelly	25,329	*
Douglas A. Schwartz	101,314	2%
Dave S. Esrig	5,057	*
Lawrence A. Goodfield, Jr.	5,066	*
Christian P. Porwoll	5,061	*
Brian A. Nottage	993	*
Ann E. Cole	1,519	*
Randy A. Daniels	4,227	*
Justin M. Murphy	2,533	*
Yvonne D. Nelson	4,227	*
William L. Ramseyer	2,533	*
All directors and executive officers as a group (11 persons)	157,860	2%
5% Stockholders
Selective Insurance Group, Inc.(1)	881,112	13%
Chesapeake Employers Insurance Company(2)	601,587	9%

*	Less than one percent.
(1)

Includes 352,445 Class E shares held by Selective Way Insurance Company and 528,667 Class E shares held by Selective Insurance Company of America, each of which is a wholly-owned subsidiary of Selective Insurance Group, Inc. The business address of Selective Insurance Group, Inc. is 40 Wantage Avenue, Branchville, NJ 07890. Selective Insurance Group, Inc. is an insurance company.

(2)

The business address of Chesapeake Employers’ Insurance Company is 8722 Loch Raven Blvd, Towson, MD 21286. Chesapeake Employers’ Insurance Company is a nonprofit corporation managed by its board of directors.

TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS

The following describes all transactions during the fiscal year ended December 31, 2022 and currently proposed transactions involving us, our directors, our Adviser, J.P. Morgan and any affiliate thereof.

The Adviser and J.P. Morgan

We are externally managed by J.P. Morgan Investment Management Inc. JPMIM is one of the industry’s premier global real estate investment managers. JPMIM has over 50 years of experience advising and managing some of the world’s most respected corporations, pension plans, governments, institutions and high net worth investors on their real estate investments, with assets under management of approximately $81 billion of debt and equity real estate investments, including approximately $70 billion in assets managed in the United States by its Real Estate Americas platform as of December 31, 2022.

Real Estate Americas (“REA”) refers to J.P. Morgan Asset Management Holdings Inc. and its respective affiliates and subsidiaries and, where applicable, any successor thereto comprising the investment management businesses of JPMIM, JPMorgan Chase & Co. and their respective affiliates and subsidiaries and, where applicable, any successor thereto, with expertise in real estate and real estate-related investments in the United States. The REA platform has earned a market leadership position through its strategic relationships and information advantage. The REA team includes approximately 200 professionals across six U.S. offices in Boston, Chicago, Dallas, Los Angeles, New York and San Francisco. The team combines regional and local market expertise with a multidisciplinary approach to investment, including acquisitions, asset management, research, debt capital markets, development and engineering, client strategy, financial, tax, valuations, and product development.

Pursuant to the Advisory Agreement, the Adviser has contractual and fiduciary responsibilities to us and our stockholders and will be responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our Board. We or the Adviser may retain other service providers in connection with our operations, including, without limitation, administration, legal and accounting support. The Adviser leverages the global resources of REA to achieve our investment goals and objectives.

The Adviser maintains different Investment Committees based on geographic regions where investment opportunities are located. The applicable Investment Committee is required to approve all acquisitions and dispositions of real estate and real estate debt made by the Adviser on our behalf. The high level of interaction between the Investment Committee and investment professionals from the inception of a transaction to closing helps identify potential issues early and enables the team to more effectively streamline resources and workflows. The Investment Committee process emphasizes a consensus-based approach to decision making among the voting and non-voting members. REA’s Investment Committee is led by REA’s Chief Investment Officer, and its voting members are REA’s Chief Investment Officer, Portfolio Managers, Head of Asset Management, and the senior representatives from the Real Estate Research and Data Science Team.

The Advisory Agreement

Our Board at all times has ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our Company and J.P. Morgan REIT Operating Partnership, L.P. (the “Operating Partnership”). Pursuant to the Advisory Agreement, our Board has delegated to the Adviser the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our Board. We believe that the Adviser currently has sufficient staff and resources so as to be capable of fulfilling the duties set forth in the Advisory Agreement. For the year ended December 31, 2022, we paid no fees to the Adviser or its affiliates.

On May 12, 2023, we amended and restated our Advisory Agreement to extend the period during which the Adviser will advance certain of our operating expenses through the earlier of (i) the first date that our NAV reaches $500 million and (ii) December 31, 2024. Additionally, we amended the Advisory Agreement extend the Adviser’s organization and offering expenses advancement until prior to July 22, 2024.

Services

Pursuant to the terms of the Advisory Agreement, the Adviser is responsible for, among other things:

•

serving as an advisor to us and the Operating Partnership with respect to the establishment and periodic review of our investment guidelines and our and the Operating Partnership’s investments, financing activities and operations;

•

sourcing, evaluating and monitoring our and the Operating Partnership’s investment opportunities and executing the acquisition, management, financing and disposition of our and the Operating Partnership’s assets, in accordance with our investment guidelines, policies and objectives and limitations, subject to oversight by the Board;

•

with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of investments, conducting negotiations on our and the Operating Partnership’s behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;

•	providing us with portfolio management and other related services;

•	serving as our advisor with respect to decisions regarding any of our financings, hedging activities or borrowings; and

•	engaging and supervising, on our and the Operating Partnership’s behalf and at our and the Operating Partnership’s expense, various service providers.

The above summary is provided to illustrate the material functions which the Adviser performs for us and it is not intended to include all of the services which may be provided to us by the Adviser or third parties.

Term and Termination Rights

The term of the Advisory Agreement is for one year, subject to renewals by the Board for an unlimited number of successive one-year periods. Our independent directors will evaluate the performance of the Adviser before renewing the Advisory Agreement. The Advisory Agreement may be terminated:

•	immediately by us (1) for “cause,” (2) upon the bankruptcy of the Adviser or (3) upon a material breach of the Advisory Agreement by the Adviser;

•	upon 60 days’ written notice by us without cause or penalty upon the vote of a majority of our independent directors; or

•	upon 60 days’ written notice by the Adviser.

“Cause” is defined in the Advisory Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Adviser under the Advisory Agreement.

In the event the Advisory Agreement is terminated, the Adviser will be entitled to receive its prorated management fee through the date of termination. In addition, upon the termination or expiration of the Advisory Agreement, the Adviser will cooperate with us and take all reasonable steps requested to assist our Board in making an orderly transition of the advisory function.

Management Fee and Expense Reimbursements

Management Fee. As compensation for its services provided pursuant to the Advisory Agreement, we pay the Adviser a management fee equal to 1.00% of our NAV for the Class T shares, Class S shares, Class D shares and Class I shares per annum payable monthly. Additionally, to the extent that the Operating Partnership issues Operating Partnership units to parties other than us, the Operating Partnership will pay the Adviser a management fee equal to 1.00% of the NAV of the Operating Partnership attributable to such Class T, Class S, Class D and Class I Operating Partnership units not held by us per annum payable monthly.

In calculating our management fee, we will use our NAV before giving effect to accruals for the management fee, performance participation allocation, stockholder servicing fees or distributions payable on our shares. The value of any investment in JPM-Advised Funds with respect to which we incur a management fee will be excluded from our NAV for the purposes of calculating the management fee payable to the Adviser. We do not pay the Adviser a management fee with respect to the Class E shares or Class E units and as a result, it is a class-specific expense.

The management fee may be paid, at the Adviser’s election, in cash, Class I shares, Class E shares, Class I units or Class E units. The Adviser’s ability to elect to receive shares of our common stock or Operating Partnership units serves as a benefit to our Company for cash management purposes and further align the Adviser’s interests with our stockholders. Any requests by the Adviser for repurchase of its shares or units will be consistent with the Adviser’s fiduciary duties to us and our stockholders.

The Adviser previously agreed to waive its management fee through December 31, 2022, thus we incurred no management fee expense during the fiscal year ended December 31, 2022.

Expense Reimbursement. Under the Advisory Agreement, and subject to the limitations described below under “—Reimbursement by the Adviser,” the Adviser is entitled to reimbursement of all costs and expenses incurred by it or its affiliates on our behalf, provided that the Adviser is responsible for the expenses related to any and all personnel of the Adviser who provide investment advisory services to us pursuant to the Advisory Agreement (including, without limitation, each of our executive officers and any directors who are also directors, officers or employees of the Adviser or any of its affiliates), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel. Without limiting the generality of the foregoing, costs eligible for reimbursement include out-of-pocket costs and expenses the Adviser incurs in connection with the services it provides to us related to (1) legal, accounting, printing, mailing and subscription processing fees and other expenses attributable to our organization, preparation of the registration statement, registration and qualification of our common stock for sale with the SEC and in the various states and filing fees incurred by the Adviser (as described further below), (2) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, (3) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person, and (4) out-of-pocket expenses in connection with the selection, evaluation, structuring, acquisition, origination, financing and development of properties and real estate-related securities, whether or not such investments are acquired. Such out-of-pocket costs and expenses will include expenses relating to compliance-related matters and regulatory filings relating to our activities (including, without limitation, expenses relating to the preparation and filing of Form ADV, reports to be filed with the CFTC, reports, disclosures, and other regulatory filings of the Adviser and its affiliates relating to our activities (including our pro rata share of the costs of the Adviser and its affiliates of regulatory expenses that relate to us and investment funds, REITs, vehicles, accounts, products and other similar arrangements sponsored, advised, or managed by J.P. Morgan or its affiliates).

The Adviser will advance on our behalf certain operating expenses through the earlier of (i) the first date that our NAV reaches $500 million and (ii) December 31, 2024. We will reimburse the Adviser for all such advanced operating expenses ratably over the 60 months following such date.

We reimburse the Adviser for any organization and offering expenses associated with this offering that it incurs on our behalf (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent and platform service providers, and expense reimbursements for actual costs incurred by employees of the J.P. Morgan Institutional Investments Inc. (the “Dealer Manager”) in the performance of wholesaling activities, but excluding upfront selling commissions, dealer manager fees and stockholder servicing fees) as and when incurred. The Adviser currently pays wholesaling compensation expenses and certain related expenses of persons associated with the Dealer Manager without reimbursement from us. After the termination of the primary offering and again after termination of the public offering under our distribution reinvestment plan, the Adviser has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

The Adviser will advance our organization and offering expenses on our behalf through the second anniversary of the commencement of this offering. We will reimburse the Adviser for all such advanced expenses ratably in 60 equal monthly installments following the second anniversary of the commencement of this offering. After the second anniversary of the commencement of this offering, we will reimburse the Adviser for any organization and offering expenses that it incurs on our behalf as and when incurred.

During the fiscal year ended December 31, 2022, we had $10.0 million of organization, offering and operating costs to be reimbursed to the Adviser.

Reimbursement by the Adviser. Commencing with the first four fiscal quarters after July 22, 2022, the Adviser will reimburse us for any expenses that cause our Total Operating Expenses in any four consecutive fiscal quarters to exceed the greater of: (1) 2% of our Average Invested Assets and (2) 25% of our Net Income.

For purposes of these limits:

•

“Total Operating Expenses” are all costs and expenses paid or incurred by us, as determined under GAAP, including the management fee and the performance participation, but excluding: (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our capital stock, (ii) property-level expenses incurred at each property, (iii) interest payments, (iv) taxes, (v) non-cash expenditures such as depreciation, amortization and bad debt reserves, (vi) incentive fees paid in compliance with our charter, (vii) acquisition fees and acquisition expenses related to the selection and acquisition of assets, whether or not a property is actually acquired, (viii) real estate commissions on the sale of property and (ix) other fees and expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

•

“Average Invested Assets” means, for any period, the average of the aggregate book value of our assets, invested, directly or indirectly, in equity interests in and loans secured by real estate, including all properties, mortgages and real estate-related securities and consolidated and unconsolidated joint ventures or other partnerships, before deducting depreciation, amortization, bad debt reserves or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

•

“Net Income” means, for any period, total revenues applicable to such period, less the total expenses applicable to such period other than additions to, or allowances for, non-cash charges such as depreciation, amortization, impairments and reserves for bad debt or other similar non-cash reserves.

Notwithstanding the foregoing, to the extent that our Total Operating Expenses exceed these limits, and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors that they deem sufficient, the Adviser would not be required to reimburse us. Within 60 days after the end of any fiscal quarter for which our Total Operating Expenses for the four consecutive fiscal quarters then ended exceed these limits and our independent directors approve such excess amount, we will send our stockholders a written disclosure of such fact, or will include such information in our next quarterly report on Form 10-Q or in a current report on Form 8-K filed with the SEC, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. In addition, our independent directors will review at least annually the total fees and expense reimbursements for operating expenses paid to the Adviser and its affiliates to determine if they are reasonable in light of our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be recorded in the minutes of a meeting of the independent directors.

For the year ended December 31, 2022, our Total Operating Expenses were 1.1% of our Average Invested Assets and we had a net loss.

Performance Participation

So long as the Advisory Agreement has not been terminated, J.P. Morgan REIT OP Special Limited Partner, L.P. (the “Special Limited Partner”) will hold a performance participation interest in the Operating Partnership that entitles it to receive an allocation from the Operating Partnership equal to 12.5% of the Total Return, subject to a 5% Hurdle Amount and a High-Water Mark, with a Catch-Up (each term as defined below). Such allocation will be measured on a calendar year basis, made quarterly and accrued monthly. The performance participation interest is not paid on the Class E units, and as a result, it is a class-specific expense.

Promptly following the end of each calendar quarter that is not also the end of a calendar year, the Special Limited Partner will be entitled to a performance participation allocation as described above calculated in respect of the portion of the year to date, less any performance participation allocation received with respect to prior quarters in that year (the “Quarterly Allocation”). The performance participation allocation that the Special Limited Partner is entitled to receive at the end of each calendar year will be reduced by the cumulative amount of Quarterly Allocations that year. In addition, the distributions payable to the Special Limited Partner with respect to its performance participation allocation with respect to any calendar year, if any, will be reduced (but not below zero) by the amount of any direct or indirect performance fee or incentive allocation we incur as an investor in any JPM-Advised Funds with respect to that calendar year.

Specifically, the Special Limited Partner will be allocated a performance participation in an amount equal to:

•

First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such annual Excess Profits until the total amount allocated to the Special Limited Partner equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Special Limited Partner pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

•	Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

“Total Return” for any period since the end of the prior calendar year shall equal the sum of:

(i)

all distributions accrued or paid (without duplication) on the Class T units, Class S units, Class D units and Class I units (collectively referred to as, the “Performance Participation OP Units”) outstanding at the end of such period since the beginning of the then-current calendar year, plus

(ii)

the change in aggregate NAV of such units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Performance Participation OP Units, (y) any allocation/accrual to the performance participation interest and (z) applicable stockholder servicing fee expenses (including any payments made to us for payment of such expenses).

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such units.

“Hurdle Amount” for any period during a calendar year means that amount that results in a 5% annualized internal rate of return on the NAV of the Performance Participation OP Units outstanding at the beginning of the then-current calendar year and all Performance Participation OP Units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such units and all issuances of Performance Participation OP Units over the period and calculated in accordance with recognized industry practices. The ending NAV of the Performance Participation OP Units used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the performance participation interest and applicable stockholder servicing fee expenses, provided that the calculation of the Hurdle Amount for any period will exclude any Performance Participation OP Units repurchased during such period, which units will be subject to the performance participation allocation upon repurchase as described below.

Except as described in Loss Carryforward below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.

“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Performance Participation Units repurchased during such year, which units will be subject to the performance participation allocation upon repurchase as described below. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Special Limited Partner’s performance participation. This is referred to as a “High-Water Mark.”

The Special Limited Partner will also be allocated a performance participation with respect to all Performance Participation OP Units that are repurchased at the end of any month (in connection with repurchases of our shares in our share repurchase plan) in an amount calculated as described above with the relevant period being the portion of the year for which such unit was outstanding, and proceeds for any such unit repurchase will be reduced by the amount of any such performance participation.

If a Quarterly Allocation is made and at the end of a subsequent calendar quarter in the same calendar year the Special Limited Partner is entitled to less than the previously received Quarterly Allocation(s) (a “Quarterly Shortfall”), then subsequent distributions of any Quarterly Allocations or year-end performance participation allocations in that calendar year will be reduced by an amount equal to such Quarterly Shortfall, until such time as no Quarterly Shortfall remains. If all or any portion of a Quarterly Shortfall is not applied pursuant to the previous sentence by the end of such calendar year, distributions of any Quarterly Allocations and year-end performance participation allocations in the subsequent four calendar years will be reduced by (i) the remaining Quarterly Shortfall plus (ii) an annual rate of 5% on the remaining Quarterly Shortfall measured from the first day of the calendar year following the year in which the Quarterly Shortfall arose and compounded quarterly (collectively, the “Quarterly Shortfall Obligation”) until such time as no Quarterly Shortfall Obligation remains; provided, that the Special Limited Partner (or its affiliate) may make a full or partial cash payment to reduce the Quarterly Shortfall Obligation at any time; provided, further, that if any Quarterly Shortfall Obligation remains following such subsequent four calendar years, then the Special Limited Partner (or its affiliate) will promptly pay the Operating Partnership the remaining Quarterly Shortfall Obligation in cash.

Distributions on the performance participation interest may be payable in cash, Class E units or Class I units at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in Class E units or Class I units, the Special Limited Partner may request the Operating Partnership to repurchase such Class E units or Class I units from the Special Limited Partner at a later date. The Operating Partnership will repurchase any such units for cash (at the Special Limited Partner’s election) unless our Board determines that any such repurchase for cash would be prohibited by applicable law or the partnership agreement, in which case, such Class E units or Class I units will be repurchased for Class E shares or Class I shares with an aggregate NAV equivalent to the aggregate NAV of such Class E units or Class I units. Any such repurchase requests will not be subject to the deduction of 2% of the transaction price for shares that have not been outstanding for at least a year (the “Early Repurchase Deduction”), but, if such units are redeemed for shares of our common stock, such shares of common stock will be subject to the same repurchase limits that exist under our share repurchase plan. The Special Limited Partner did not earn any performance participation interest for the year ended December 31, 2022.

Independent Directors’ Review of Compensation

Our independent directors evaluate at least annually whether the compensation that we contract to pay to the Adviser is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. Our independent directors supervise the performance of the Advisor and the compensation we pay to it to determine that the provisions of the Advisory Agreement are being carried out. This evaluation is based on the factors set forth below, as well as any other factors deemed relevant by the independent directors:

•	the amount of fees paid to the Adviser in relation to the size, composition and performance of our investments;

•	the success of the Adviser in generating investments that meet our investment objectives;

•	rates charged to other externally advised REITs and other similar investment entities by advisors performing similar services;

•	additional revenues realized by the Adviser and its affiliates through their advisory relationship with us;

•	the quality and extent of the services and advice furnished by the Adviser;

•	the performance of the assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by the Adviser for its own account.

We have agreed to indemnify and hold harmless the Adviser and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement, subject to certain limitations.

Dealer Manager Agreement

We entered into the Dealer Manager Agreement with the J.P. Morgan Institutional Investments Inc. in connection with this offering, pursuant to which the Dealer Manager will agree to, among other things, manage our relationships with third-party broker-dealers engaged by the Dealer Manager to participate in the distribution of shares of our common stock, which we refer to as “participating broker-dealers,” and other intermediaries and investment professionals. The Dealer Manager also coordinates our marketing and distribution efforts with participating broker-dealers, their registered representatives and other investment professionals with respect to communications related to the terms of this offering, our investment strategies, material aspects of our operations and subscription procedures. We do not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares. The payments the Dealer Manager makes to participating broker-dealers and other intermediaries and financial professionals may create a conflict of interest by influencing the broker-dealer, intermediary or financial professional to recommend investing in our shares over another investment.

Upfront Selling Commissions and Dealer Manager Fees. Subject to any discounts, the Dealer Manager is entitled to receive (1) upfront selling commissions of up to 3.0%, and dealer manager fees of up to 0.5% of the NAV per share of each Class T share sold in the primary offering, (2) upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering and (3) upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers. There were no upfront selling commissions or dealer manager fees paid during the year ended December 31, 2022.

Stockholder Servicing Fees. Subject to FINRA limitations on underwriting compensation and certain other limitations described below, we pay the Dealer Manager selling commissions over time as a stockholder servicing fee (i) with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an investment professional stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T shares; however, with respect to Class T shares sold through certain participating broker-dealers, the adviser stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (ii) with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares and (iii) with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares. We do not pay a stockholder servicing fee with respect to our outstanding Class I shares or Class E shares. The stockholder servicing expenses borne by the participating brokers may be different from and substantially less than the amount of stockholder servicing fees charged.

The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pay) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services as otherwise determined by the Dealer Manager. Because the stockholder servicing fees with respect to Class T shares, Class S shares and Class D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under our distribution reinvestment plan. To the extent a stockholder holds Class T shares, Class S shares or Class D shares and his or her financial advisor is not eligible to receive the stockholder servicing fee, such stockholder will still bear a portion of the overall stockholder servicing fees through the NAV of the share class or through reduced distributions because such fees are a class-specific expense.

We will cease paying the stockholder servicing fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% (or, in the case of Class T shares sold through certain participating broker-dealers, a lower limit as set forth in the applicable agreement between the Dealer Manager and a participating broker-dealer at the time such Class T shares were issued) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to any shares issued under our distribution reinvestment plan directly or indirectly attributable to such shares). At the end of such month, such Class T share, Class S share or Class D share will convert into a number of Class I shares (or fraction thereof), each with an equivalent aggregate NAV as such shares.

In connection with the private offering of Class E shares and Class I shares, we entered into a separate dealer manager agreement with the Dealer Manager (the “Private Offering Dealer Manager Agreement”), which provides for the distribution of Class E shares and Class I shares in the private offering through registered investment advisers selected by the Dealer Manager. No fees or other compensation (other than the customary reimbursement of expenses and indemnification) are payable to the Dealer Manager under the Private Offering Dealer Manager Agreement.

There were no stockholder servicing fees paid to the Dealer Manager during the year ended December 31, 2022.

Adviser Class E Repurchases

JPMIM has agreed to hold all of the Class E shares and Class E units it purchases pursuant to its capital commitment as part of the private offering of Class E shares and Class E units (the “JPM Initial Capitalization”) until the earlier of (i) the first date that the Company’s NAV reaches $1.5 billion and (ii) July 22, 2025, the third anniversary of the commencement of the Offering. Following such date, each month we will repurchase, without further action by JPMIM (each, a “JPM Mandatory Repurchase”), a number of Class E shares or Class E units from JPMIM in an amount equal to the amount available under our share repurchase plan’s 2% monthly and 5% quarterly caps after satisfying repurchase requests from investors who purchase shares pursuant to the Offering and other holders of shares that are otherwise subject to repurchase under our share repurchase plan, until such time as the JPM Initial Capitalization has been fully repurchased; provided, that the number of shares subject to each JPM Mandatory Repurchase may be reduced where other holders of the Company’s Class E shares that were issued pursuant to the private offering of Class E shares and Class E units and are not subject to repurchase under the Company’s share repurchase plan request repurchase of their shares, in which case the Class E shares held by JPMIM and such other investors will be repurchased on a pro rata basis based on their respective percentage ownership in the Company immediately prior to such repurchase (not to exceed an aggregate number of shares equal to the amount available under the Company’s share repurchase plan’s 2% monthly and 5% quarterly caps). Notwithstanding the foregoing, we will not affect any JPM Mandatory Repurchase during any month in which the full amount of all shares requested to be repurchased by stockholders other than JPMIM under our share repurchase plan is not repurchased or when our share repurchase plan has been suspended.

In addition, subject to certain exceptions, at any time where the shares of our common stock and Operating Partnership units owned by JPMIM, together with any such shares and Operating Partnership units owned by its affiliates, including any shares or units issued in lieu of cash management fees payable to the Adviser or the performance participation payable to the Special Limited Partner (such aggregate ownership, the “JPM Interest”), represent a 24.99% or lesser interest in us, we will, or will cause the Operating Partnership to, automatically and without further action by JPMIM, repurchase or redeem, as applicable, an amount of shares or Operating Partnership units from JPMIM as may be necessary to cause the JPM Interest to remain equal to or less than 24.99%. To the extent the Adviser elects to receive its management fee in shares of our common stock or Operating Partnership units, we may repurchase those shares or units without regard to the limitations described above or the Early Repurchase Deduction.

During the year ended December 31, 2022, we sold 4,548,588 mandatorily redeemable Class E units to the Adviser as part of the JPM Initial Capitalization for an aggregate purchase price of $45.6 million.

Other Related Party Transactions

In September 2022, we acquired a 62.7% interest in a $26.8 million mezzanine loan that financed the acquisition of a garden-style multifamily property located in Murfreesboro, Tennessee. Commercial Mortgage Income Fund, which is managed by the Adviser, acquired the remaining 37.3% of the loan, and, in accordance with our charter, the investment was approved by our Board.

In May 2023, we invested $3.7 million in a money market fund managed by the Adviser. In accordance with our charter, the investment was approved by our Board.

Related Party Transaction Policies

Our charter contains policies on transactions with affiliated persons. Under the charter, our independent directors must review and approve transactions with affiliates.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP has been appointed by the Audit Committee to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023. PricewaterhouseCoopers LLP has served as our auditor since 2021. We know of no direct financial or material indirect financial interest of PricewaterhouseCoopers LLP in our company. Representatives of PricewaterhouseCoopers LLP will be present at the virtual Annual Meeting where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Although action by the stockholders on this matter is not required, the Audit Committee and the Board believe it is appropriate to seek stockholder ratification of this selection in light of the role played by the independent registered public accounting firm in reporting on our consolidated financial statements. If a quorum is present at the Annual Meeting and the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2023 is not ratified by the stockholders, the adverse vote will be considered by the Audit Committee in determining whether to appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm for the succeeding fiscal year.

Fees

Aggregate fees that we were billed for the fiscal year ended December 31, 2022 by our independent registered public accounting firm, PricewaterhouseCoopers LLP, were as follows ($ in thousands):

For the Year Ended December 31, 2022
Audit fees (1)	$813
Audit-related fees (2)	2
Tax fees	106
All other fees	—

Total	$921

(1)	Audit fees include amounts billed to us related to annual financial statement audit work, quarterly financial statement reviews and reviews of SEC registration statements.
(2)	Audit-related fees include amounts billed to us for accounting research tools.

Pre-Approval Policies and Procedures

In accordance with our Audit Committee pre-approval policy, all audit services performed for us by our independent registered public accounting firm were pre-approved by the Audit Committee of our Board.

The pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services. Services to be provided by the independent registered public accounting firm that are not within the category of pre-approved services must be approved by the Audit Committee prior to engagement, regardless of the service being requested or the dollar amount involved.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management its responsibilities to pre-approve services to be performed by the independent registered public accounting firm.

AUDIT COMMITTEE REPORT

As part of its oversight of our financial statements, the Audit Committee reviewed and discussed with both management and PricewaterhouseCoopers LLP, our independent registered public accounting firm, our consolidated financial statements filed with the SEC for the fiscal year ended December 31, 2022. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. GAAP, and reviewed significant accounting issues with the Audit Committee. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communication with Audit Committees, as amended, and by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by our independent registered public accounting firm. Pursuant to the policy, the Audit Committee pre-approves the audit and non-audit services performed by PricewaterhouseCoopers LLP in order to assure that the provision of such service does not impair the firm’s independence.

Any request for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval in accordance with its pre-approval policy, irrespective of the amount of fees associated with such services, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by PricewaterhouseCoopers LLP to management.

The Audit Committee received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence. The Audit Committee has reviewed the audit fees paid by us to PricewaterhouseCoopers LLP. It has also reviewed non-audit services and fees to assure compliance with our and the Audit Committee’s policies restricting PricewaterhouseCoopers LLP from performing services that might impair its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that our audited consolidated financial statements as of and for the year ended December 31, 2022 be included in our annual report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC. The Audit Committee also recommended the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Audit Committee Members: Randy A. Daniels, Chairperson Justin M. Murphy Yvonne D. Nelson William L. Ramseyer

The material in this Audit Committee report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Required Vote

The ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the votes cast at the Annual Meeting duly called and at which a quorum is present. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote with respect to the ratification of the appointment of PricewaterhouseCoopers LLP.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE

APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING

DECEMBER 31, 2023.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder desiring to make a proposal to be acted upon at our 2024 annual meeting of stockholders must cause such proposal to be received at our principal executive offices located at J.P. Morgan Real Estate Income Trust, Inc., 277 Park Avenue, 9th Floor, New York, New York 10172, Attention: Secretary, no later than January 31, 2024 in order for the proposal to be considered for inclusion in our proxy statement for that meeting; provided, however, that in the event that the date of the 2024 annual meeting of stockholders is advanced or delayed by more than thirty days from the first anniversary of the date of the Annual Meeting, the deadline for the delivery of such stockholder proposal will be a reasonable time prior to the date we begin to print and send its proxy materials. Stockholders also must follow the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act.

Pursuant to Article II, Section 11(a)(2) of our bylaws, if a stockholder wishes to present a proposal, including a nomination or other business, at our 2024 annual meeting of stockholders, whether or not the proposal is intended to be included in the proxy statement for that meeting, the stockholder must give advance written notice thereof to the Secretary at our principal executive offices, no earlier than January 1, 2024 and no later than 5:00 p.m., Eastern Time, on January 31, 2024; provided, however, that in the event that the date of the 2024 annual meeting of stockholders is advanced or delayed by more than thirty days from the first anniversary of the date of the Annual Meeting, written notice of a stockholder proposal must be delivered not earlier than the 150th day prior to the date of the 2024 annual meeting of stockholders and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the 2024 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2024 annual meeting of stockholders is first made. Any stockholder proposals not received by us by the applicable date in the previous sentence will be considered untimely. Rule 14a-4(c) promulgated under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits with respect to such untimely proposals. We presently anticipate holding the 2024 annual meeting of stockholders in August 2024.

In addition to the notice and information requirements contained in our bylaws, and consistent with the universal proxy rules, stockholders who, in connection with the 2024 Annual Meeting intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 no later than June 12, 2024, unless the date of the 2024 Annual Meeting has changed by more than 30 calendar days from the anniversary date of the 2023 Annual Meeting, in which case such notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 Annual Meeting is first made by us.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address and same last name by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and reduced printing and delivery costs for companies. A single proxy statement and annual report may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or you submit contrary instructions. Stockholders who participate in householding will continue to receive a separate notice or, if they request paper copies, a separate proxy card, and will remain entitled to vote their individual shares separately. If, at any time, you no longer wish to participate in householding, please notify your broker or financial advisor. Stockholders who share an address and would like to request householding of their communications should contact their broker. In addition, upon written or oral request, we will deliver a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of such documents was previously delivered.

OTHER MATTERS TO COME BEFORE THE MEETING

Our Board is not aware of any matters that will be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matters requiring a vote of stockholders arise, it is intended that the proxies that do not contain specific instructions to the contrary will be voted in accordance with the judgment of the persons named in the enclosed form of proxy.

PLEASE VOTE PROMPTLY BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ACCOMPANYING POSTAGE PAID RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: J.P. Morgan Real Estate Income Trust, Inc. Annual Meeting of Stockholders For Stockholders of record as of May 22, 2023 TIME: Friday, August 11, 2023 9:30 AM, Eastern Time PLACE: The Annual Meeting will be held virtually via a live web cast - Please visit www.proxydocs.com/JPMREIT for further details P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/JPMREIT • Read the Proxy Statement • Have your Proxy Card ready • Cast your vote online • Follow the simple instructions to record your vote PHONE Call 1-866-451-2390 • Read the proxy Statement • Have your Proxy Card ready • Use any touch-tone telephone • Follow the simple recorded instructions LIVE AGENT Call 1-844-596-7100 • Speak to a live agent and vote on a recorded line MAIL • Read the Proxy Statement • Mark, sign and date your Proxy Card • Fold in half and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/JPMREIT PROXY TABULATOR PO BOX 8035 CARY, NC 27512-9916 CONTROL NUMBER This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Christian P. Porwoll and Lawrence A. Goodfield, Jr. (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of J.P. Morgan Real Estate Income Trust, Inc. (the “Company”) which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card or vote in one of the additional manners described above. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders: You must register to attend the meeting online and/or participate at www.proxydocs.com/JPMREIT PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

J.P. Morgan Real Estate Income Trust, Inc. Annual Meeting of Stockholders YOUR VOTE 1. To elect the five members of the board of directors named in the enclosed proxy statement to serve as directors of the Company until the 2024 annual meeting of stockholders and until their successors are duly elected and qualify; FOR AGAINST ABSTAIN 1.01 Michael P. Kelly 1.02 Randy A. Daniels 1.03 Justin M. Murphy 1.04 Yvonne D. Nelson 1.05 William L. Ramseyer FOR AGAINST ABSTAIN 2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Proposal_Page - VIFL Date Signature (if held jointly) Date Please make your marks like this: X FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 THE BOARD OF DIRECTORS RECOMMENDS A VOTE: